ALBERT WONG & CO. LLP

CERTIFIED PUBLIC ACCOUNTANTS

139 FULTON STREET, SUITE 818B

NEW YORK, NY 10038-2532

TEL: 212-226-9088

FAX: 212-437-2193

Consent of Independent Registered Public Accounting Firm

QKL Stores Inc.

4 Nanreyuan Street

Dongfeng Road

Sartu District

163300 Daqing P.R.

China

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-168251 dated July 21, 2010) of QKL Stores Inc. and in the related Prospectus included therein, of our report dated April 9, 2012, relating to the consolidated financial statements of QKL Stores Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2011.

Albert Wong & Co. LLP

New York

April 9, 2012